EXHIBIT 4.5

SEQUOIA MORTGAGE FUNDING CORPORATION,
Depositor,
[                                        ],
Servicer,
SEQUOIA MORTGAGE TRUST 200_-_,
Issuer,
and
[INDENTURE TRUSTEE],
Indenture Trustee

SALE AND SERVICING AGREEMENT
Dated as of                     , 200_

Collateralized Mortgage Bonds
Series 200_-_

EXHIBITS
EXHIBIT A MORTGAGE LOAN SCHEDULE
EXHIBIT B FORM OF OPINION OF COUNSEL WITH RESPECT TO SECTION 3.11
EXHIBIT C-1 FORM OF OFFICER’S CERTIFICATE-PERMANENT RELEASE
EXHIBIT C-2 FORM OF OFFICER’S CERTIFICATE-TEMPORARY RELEASE
EXHIBIT D FORM OF CREDIT LINE AGREEMENT
EXHIBIT E FORM OF MORTGAGE NOTE FOR CLOSED END MORTGAGE LOANS
EXHIBIT F FORM OF CERTIFICATE LOAN LEVEL REPORTING
EXHIBIT G SERVICING CRITERIA
EXHIBIT H FORM OF CERTIFICATION
EXHIBIT I ADDITIONAL FORM 10-D DISCLOSURE
EXHIBIT J ADDITIONAL FORM 10-K DISCLOSURE
EXHIBIT K FORM 8-K DISCLOSURE INFORMATION

     SALE AND SERVICING AGREEMENT, dated as of                     , 200_, (the “Agreement”) among SEQUOIA MORTGAGE TRUST 200_-_, a Delaware statutory trust (the “Issuer” or “Trust”), SEQUOIA MORTGAGE FUNDING CORPORATION, a Delaware corporation (the “Depositor”), [                                        ], a [                    ] corporation (the “Servicer”), and [INDENTURE TRUSTEE], as Indenture Trustee (the “Indenture Trustee”).
     WHEREAS, the Issuer desires to purchase a portfolio of Mortgage Loans arising in connection with Loan Agreements acquired by RWT Holdings, Inc.;
     WHEREAS, the Depositor has purchased such Mortgage Loans from RWT Holdings, Inc. and is willing to sell such Mortgage Loans to the Issuer;
     WHEREAS, such Mortgage Loans consist of certain home equity revolving lines of credit (the “HELOC Mortgage Loans”) and certain second lien, closed-end mortgage loans (the “Closed End Mortgage Loans”);
WHEREAS, the Servicer is willing to service all such Mortgage Loans;
     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions.
All capitalized terms used in this Agreement and not otherwise defined herein, shall have the meanings assigned thereto in Annex A to the Indenture dated as of                     , 200_, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.
     Section 1.02. Other Definitional Provisions.
     (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
     (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.
     (c) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
     Section 1.03. Interest Calculations.
All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Bonds shall be made on the basis of the actual number of days in an Interest Accrual Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.
ARTICLE II
CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF BONDS;
TAX TREATMENT
     Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under Credit Line Agreements.
     (a) In consideration of the Issuer’s delivery to or upon the order of the Depositor on the Closing Date of the net proceeds from the sale of the Bonds and the Residual Certificates and the other amounts to be distributed from time to time to the Depositor in accordance with the terms of this Agreement, the Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse (subject to Sections 2.03, 2.05 and 2.07), all of its right, title and interest in and to (i) each Mortgage Loan, including its Principal Balance (including any Additional Balances related thereto) and all collections in respect thereof received after the Cut-Off Date (excluding Interest Collection due on or prior to the Cut-Off Date); (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) all of the Depositor’s rights under the Purchase Agreement (including all representations and warranties of the Seller contained therein); (iv) the Depositor’s rights under the hazard insurance policies; (v) the Policy; (vi) the Collection Account; and (vii) any proceeds of the foregoing and any other Trust Property and all other assets included or to be included in the Trust for the benefit of Bondholders, the Residual Certificateholders and the Insurer; provided, however, neither the Indenture Trustee nor the Trust assumes or shall assume the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Indenture Trustee shall be obligated or permitted to fund any such future advances. With respect to the HELOC Mortgage Loans, Additional Balances shall be part of the related Principal Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust Property. On or prior to the Closing Date, the Depositor shall cause the Insurer to deliver the Policy to the Indenture Trustee for the benefit of the Bondholders. It is the intention of the Depositor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Mortgage Loans and other Trust Property from the Depositor to the Issuer and that such sale should constitute a valid transfer and assignment of the Mortgage Loans and other Trust Property to the Issuer and the beneficial interest in and title to the Mortgage Loans and the other Trust Property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. In the event that, notwithstanding the intent of the Depositor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.01 for the benefit of the Bondholders, the Residual Certificateholders and the Insurer. To the extent that the fair market value of any Additional Balance is greater than the cash consideration paid by the Issuer for such Additional Balance, the difference between such fair market value and the amount of such cash consideration shall be deemed to be a capital contribution made to the Issuer by the Depositor. To the extent that the Depositor receives cash consideration for the entire fair market value of such Additional Balance on any future date, any corresponding capital contribution that had previously been deemed to have been made to the Issuer by the Depositor shall be deemed to have been redeemed.
     (b) Each of the Servicer and the Depositor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the States of California, and Delaware, respectively, which shall have been filed on or as of the Closing Date) describing the Cut-Off Date Principal Balances and Additional Balances and naming (i) the Servicer as debtor and the Depositor as secured party, and (ii) the Depositor as debtor and the Issuer as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Issuer, the Servicer or the Depositor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Servicer or the Depositor (within 10 days of any event necessitating such filing) as are necessary to perfect and protect the Bondholders’ and the Insurer’s interests in each Cut-Off Date Principal Balance and Additional Balance and the proceeds thereof (other than maintaining possession by the Indenture Trustee of the Mortgage Loans and the Mortgage Files).
     (c) In connection with such transfer and assignment, the Servicer shall deliver to the Custodian on behalf of the Indenture Trustee the following documents or instruments (each a “Related Document” and together for each Mortgage Loan, the “Mortgage File”) with respect to each Mortgage Loan on the Closing Date:

     (i) with respect to any Closed End Mortgage Loan, the original Mortgage Note endorsed in blank or endorsed with the following: “[—Servicer—] to the Sequoia Mortgage Trust 200_-_, by [Indenture Trustee], as trustee, for the Collateralized Mortgage Bonds, Series 200_-___without recourse”, and with respect to any HELOC Mortgage Loan, the original Credit Line Agreement;
     (ii) for each Mortgage Loan that is not a MERS Mortgage Loan, an unsigned and un-notarized but otherwise complete original Assignment of Mortgage in blank;
     (iii) (A) for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or, if in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Indenture Trustee, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Depositor stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded, and (B) in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the “Mortgage Identification Number” of such MERS Mortgage Loan;
     (iv) if applicable, the original intervening assignments, if any (“Intervening Assignments”), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the RWT Holdings, Inc. (and the endorsed in blank in accordance with clause (ii) above) or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Depositor stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;
     (v) either a title policy or guaranty title with respect to the related Mortgaged Property;
     (vi) the original of any guaranty executed in connection with the Mortgage Note;
     (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loans; and
     (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage.
     The Depositor hereby confirms to the Indenture Trustee that it has caused the portions of the Electronic Ledgers relating to the Mortgage Loans as of the Closing Date to be clearly and unambiguously marked, and has made, or will make, the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trust. The Servicer hereby confirms to the Indenture Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.
     (d) Notwithstanding the characterization of the Bonds as debt for federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Depositor’s right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Depositor grants to the Trust, a security interest in all of such party’s right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.
     (e) Within 90 days following delivery of the Mortgage Files to the Custodian on behalf of the Indenture Trustee pursuant to this Section, the Indenture Trustee shall cause the Custodian to review on its behalf or the Indenture Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Custodian on behalf of the Indenture Trustee and/or the Indenture Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Custodian on behalf of the Indenture Trustee and/or the Indenture Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Custodian on behalf of the Indenture Trustee and/or the Indenture Trustee determines that such Mortgage File is otherwise defective in any material respect, the Indenture Trustee shall promptly upon the conclusion of its review or the Custodian’s review on its behalf notify the Depositor and the Insurer, and the Depositor shall have a period of 90 days after such notice within which to correct or cure any such defect. Upon the completion of its 90-day review, the Custodian on behalf of the Indenture Trustee and/or the Indenture Trustee shall also notify the Insurer of any Mortgage File with respect to which it has been delivered any items other than the original recorded Mortgage with respect to Section 2.01(c)(iii).
     Neither the Custodian on behalf of the Indenture Trustee nor the Indenture Trustee shall have any responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee and the Custodian on behalf of the Indenture Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.
     Upon its receipt of written notice from the Servicer or the Insurer that a Recordation Event has occurred the Indenture Trustee shall take all necessary steps to prepare and submit for recordation an Assignment of Mortgage (or a blanket Assignment of Mortgage covering multiple Mortgage Loans if the same is permitted in any applicable jurisdiction) at the expense of the Servicer or, if the Servicer fails to pay such amounts or is no longer a party hereto, pursuant to Section 8.7(d)(ix) of the Indenture.
     (f) The Depositor shall sell, assign, transfer, set over and otherwise convey without recourse to the Indenture Trustee all right, title and interest of the Depositor in and to any Eligible Substitute Mortgage Loan delivered to the Indenture Trustee on behalf of the Trust by the Depositor pursuant to Section 2.03 or Section 2.05 hereof and all its right, title and interest to principal collected and interest accruing on such Eligible Substitute Mortgage Loan on and after the applicable Substitute Cut-Off Date; provided, however, that the Depositor shall reserve and retain all right, title and interest in and to payments of interest due on such Eligible Substitute Mortgage Loan prior to the applicable Substitute Cut-Off Date; provided, further, that neither the Trust nor the Indenture Trustee shall be obligated to fund any future advances to the related Mortgagor under such Eligible Substitute Mortgage Loan.
     In connection with any transfer and assignment of an Eligible Substitute Mortgage Loan to the Indenture Trustee on behalf of the Trust, the Depositor agrees to cause to be delivered to the Custodian on behalf of the Indenture Trustee the items described in Section 2.01(c) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 2.01(c), then no later than such later delivery time.
     (g) Each Defective Mortgage Loan that is required to be repurchased or substituted pursuant to the provisions this Agreement or the Purchase Agreement shall, upon such repurchase or substitution in accordance with the provisions hereof, be released from the Trust and from the lien created by the Indenture. As to each Mortgage Loan released from the Trust in connection with the repurchase thereof or the conveyance of an Eligible Substitute Mortgage Loan therefor, the Indenture Trustee will transfer, assign, set over and otherwise convey without recourse, to or upon the order of the Depositor, all of its right, title and interest in and to such released Mortgage Loan and all the Trust’s right title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the first day of the calendar month in which such Mortgage Loan is released; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest collected on such released Mortgage Loan prior to such date.
     Section 2.02. Further Encumbrance of Trust Property.
     (a) Immediately upon the conveyance to the Trust by the Depositor of any item of the Trust Property pursuant to Section 2.01, all right, title and interest of the Depositor in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Delaware Statutory Trust Act (12 Del. Code, ss. 3801 et seq.).
     (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture and contemporaneously with such property vesting in the Trust pursuant to (a) above, the Trust shall grant a security interest in the Trust Property to secure the repayment of the Issuer Secured Obligations. The Residual Certificates shall represent the beneficial ownership interest in the Trust Property, and the Residual Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.
     (c) Prior to the payment in full on the Bonds, the payment of all amounts due to the Insurer under the Insurance Agreement, the termination of the Policy (as defined therein) and the surrender of the Policy by the Indenture Trustee to the Insurer, the Indenture Trustee shall hold the Trust Property on behalf of the Issuer Secured Parties. Following the payment in full of the Bonds and the payment of all amounts due to the Insurer under the Insurance Agreement, and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Residual Certificates, remain as covenants of the Issuer for the benefit of the Residual Certificateholders, enforceable by the Residual Certificateholders to the same extent as such covenants were enforceable by the Insurer and the Bondholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Residual Certificateholders.
     Section 2.03. Acceptance by Indenture Trustee; Certain Substitution of Mortgage Loans.
     (a) The Indenture Trustee shall, at such time as there are no Bonds outstanding and all sums due to (i) the Indenture Trustee or any agent or counsel thereof pursuant to the Indenture, (ii) the Indenture Trustee pursuant to this Agreement and (iii) the Insurer pursuant to the Insurance Agreement have been paid, release any remaining portion of the Trust Property to the Depositor.
     (b) The Issuer hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Indenture Trustee holds and will hold such instruments, and to the extent that any documents are delivered to it pursuant to Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Bondholders, and the Insurer. If the time to cure any defect in respect of any Mortgage Loan of which the Indenture Trustee or the Insurer has notified the Depositor following the review pursuant to Section 2.01 has expired or if at any time any loss is suffered by the Issuer or the Indenture Trustee on behalf of the Bondholders or the Insurer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Indenture Trustee not having been recorded as required by Section 2.01, then on the next succeeding Business Day, the Depositor shall (i) substitute in lieu of such Mortgage Loan Eligible Substitute Mortgage Loans, and deliver the Substitution Amount applicable thereto to the Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase

Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Collection Account. Upon receipt of any Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of a Defective Mortgage Loan has been deposited into the Collection Account, then as promptly as practicable, the Indenture Trustee shall execute such documents and instruments of transfer presented by the Depositor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Depositor to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Depositor to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Loan Purchase Price into the Collection Account shall constitute the sole remedy respecting such defect available to Bondholders and the Indenture Trustee against the Depositor.
     (c) As to any Eligible Substitute Mortgage Loan, the Depositor shall, if required to deliver any such Eligible Substitute Mortgage Loan, deliver to the Custodian on behalf of the Indenture Trustee with respect to such Eligible Substitute Mortgage Loan such documents and agreements as are required to be held by the Indenture Trustee in accordance with Section 2.01. For any Collection Period during which the Depositor substitutes one or more Eligible Substitute Mortgage Loans, the Servicer shall determine the Substitution Amount which amount shall be deposited by the Depositor in the Collection Account at the time of substitution. All amounts received in respect of the Eligible Substitute Mortgage Loan during the Collection Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed (i) to have made with respect to such Eligible Substitute Mortgage Loan as of the date of substitution, the covenants, representations and warranties set forth in Section 2.05 and (ii) to have certified that such Mortgage Loan is an Eligible Substitute Mortgage Loan. The procedures applied by the Depositor in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Bondholders or the Insurer.
     The Servicer, promptly following the transfer of a Defective Mortgage Loan from, or an Eligible Substitute Mortgage Loan to, the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such transfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The Depositor, promptly following such transfer, shall appropriately mark its Electronic Ledger and make appropriate entries in its general account records to reflect such transfer.
     Section 2.04. Representations and Warranties Regarding the Servicer and the Depositor.
     (a) The Servicer represents and warrants to the Indenture Trustee and the Insurer that as of the Closing Date.

     (i) The Servicer is a [                    ] corporation, validly existing and in good standing under the laws of the State of [                    ], and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;
     (ii) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;
     (iii) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;
     (iv) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, Indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;
     (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, or the Bonds;
     (vi) The Servicer is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and the Servicer does not intend to incur, nor does the Servicer believe that it has incurred, debts beyond its ability to pay as they mature. The Servicer does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, Indenture Trustee or similar official in respect of the Servicer or any of its respective assets; and
     (vii) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

     The representations and warranties set forth in this Section 2.04(a) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Bondholders or the Insurer, the person discovering such breach shall give written notice within five (5) days of discovery to the other parties and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Servicer shall cure such breach if such breach is curable and no material adverse effect would result to the Insurer, the Trust or the Bondholders.
     (b) The Depositor represents and warrants to the Indenture Trustee and the Insurer that as of the Closing Date:
     (i) The Depositor is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware, and has the statutory power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Depositor;
     (ii) The Depositor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;
     (iii) The Depositor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;
     (iv) The execution, delivery and performance of this Agreement by the Depositor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Depositor or any provision of the certificate of formation or operating agreement of the Depositor, or constitute a material breach of any mortgage, Indenture, contract or other agreement to which the Depositor is a party or by which the Depositor may be bound;
     (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement or the Bonds; and

     (vi) The Depositor is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and the Depositor does not intend to incur, nor does the Depositor believe that it has incurred, debts beyond its ability to pay as they mature. The Depositor does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, Indenture Trustee or similar official in respect of the Depositor or any of its respective assets.
     The representations and warranties set forth in this Section 2.04(b) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Bondholders or the Insurer, the person discovering such breach shall give prompt written notice to the other parties, and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Depositor shall cure such breach if such breach is curable and no material adverse effect would result to the Insurer, the Trust or the Bondholders.
     Section 2.05. Representations and Warranties of the Depositor Regarding the Mortgage Loans; Removal of Certain Mortgage Loans.
     (a) The Depositor hereby makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Mortgage Loans and upon which the Insurer is deemed to rely in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement, as of the Closing Date with respect to the Mortgage Loans and as of the related Transfer Date with respect to the Eligible Substitute Mortgage Loans, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture,
     (i) As of the Closing Date with respect to the Mortgage Loans and as of the related Transfer Date with respect to any Eligible Substitute Mortgage Loans and with respect to any HELOC Mortgage Loan, as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;
     (ii) Each Mortgage Loan is being serviced by the Servicer and is being serviced in compliance with applicable law;
     (iii) The applicable Cut-Off Date Principal Balance has not been assigned or pledged, and the Depositor is the sole owner and holder of such Cut-Off Date Principal Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to sell, assign or transfer the same pursuant to this Agreement and upon its acquisition of the Mortgage Loans, as of the Closing Date, the Trust will be the sole owner and holder of such

Mortgage Loans free and clear of any and all liens claims, encumbrances, participating interests, equities, pledges, charges, or security interests of any nature;
     (iv) Except with respect to liens released immediately prior to the transfer herein contemplated, each Credit Line Agreement and each Mortgage Note and related Mortgage has not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Depositor held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Depositor has full right —— and authority under all governmental and regulatory bodies having jurisdiction over the Depositor, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Depositor shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trust will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens;
     (v) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, the related Mortgage is a valid, enforceable and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgaged Property, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally or specifically reflected in the appraisals; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;
     (vi) As of and after the Closing Date with respect to the Mortgage Loans and as of and after the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there is no valid right to rescission, offset, defense (including the defense of usury) or counterclaim of any obligor under any Loan Agreement or Mortgage;
     (vii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;
     (viii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, other types of water damage, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;
     (ix) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage and no rights are outstanding which could give rise to such liens, except liens which are fully insured against by the title insurance policy or other title protection referred to in clause (xiv);
     (x) No Minimum Monthly Payment is more than 59 days delinquent (measured on a contractual basis);
     (xi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein and such Mortgage File has been delivered to the Indenture Trustee;
     (xii) The related Loan Agreement and the related Mortgage at origination complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, all applicable predatory and abusive lending laws, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, recording or disclosure laws applicable to the Mortgage Loans, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest, will not involve the violation of such laws;
     (xiii) On the Closing Date with respect to the Mortgage Loans and to the extent not already included in such filing, on the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, the Depositor has filed UCC-1 financing statements with respect to such Mortgage Loans;
     (xiv) A lender’s policy of title insurance, expressClose.com lender master protection program (standard mortgage guaranty) or a commitment (binder) to issue the same or an attorney’s certificate or opinion of title was effective on the date of the origination of each mortgage loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;
     (xv) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, none of the Mortgaged Properties is a mobile home or a manufactured housing unit;
     (xvi) As of the Cut-Off Date for the Mortgage Loans no more than approximately ___% of the Mortgage Loans (by Pool Balance) are secured by Mortgaged Properties located in one United States postal zip code;

     (xvii) The Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of 100%;
     (xviii) No selection procedure that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by the Depositor was utilized in selecting the Mortgage Loans for sale to the Trust; provided, however, that the Mortgage Loans were selected from the pool of mortgage loans originated in connection with the Depositor’s mortgage loan origination program;
     (xix) The Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;
     (xx) The Minimum Monthly Payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Principal Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;
     (xxi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, each Loan Agreement and each Mortgage Loan is genuine and is a legal, valid, binding and enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors’ rights generally;
     (xxii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, there has been no default, breach, violation or event of acceleration of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Servicer;
     (xxiii) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which (if such instrument is secured by real property) has been recorded, if necessary, to protect the interest of the Bondholders and the Insurer and which has been delivered to the Indenture Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;
     (xxiv) The definition of “prime rate” in each Credit Line Agreement relating to a HELOC Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit D;
     (xxv) The weighted average remaining term to maturity of the Mortgage Loans on a contractual basis as of the Cut-Off Date is approximately 210 months. On each date that the Loan Rates relating to HELOC Mortgage Loans have been adjusted, interest rate adjustments on the HELOC Mortgage Loans were made in compliance with the related Mortgages and Credit Line Agreement and applicable law and all required notices of interest rate adjustments were sent to each Mortgagor on a timely basis. Over the term of each HELOC Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap, if any. The Loan Rate Cap for each of the HELOC Mortgage Loans is ___%. With respect to the HELOC Mortgage Loans, the margins range between ___% and ___% and the weighted average margin is approximately ___% as of the Cut-Off Date. The Loan Rates on the Mortgage Loans range between ___% and ___%, and the weighted average Loan Rate on the Mortgage Loans is approximately ___%;
     (xxvi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;
     (xxvii) No more than approximately ___% (by Pool Balance) of the Mortgage Loans are secured by real property improved by individual condominium units, planned development units, manufactured housing or two-to-four family residences erected thereon, and approximately ___% (by Pool Balance) of the Mortgage Loans are secured by real property with a one-family residence erected thereon;
     (xxviii) Each Mortgage Note evidencing a Closed End Mortgage Loan is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(A)(47) of the UCC. There is no obligation on the part of the Depositor or any other party to make payments in addition to those made by the Mortgagor with respect to the Closed End Mortgage Loans;
     (xxix) The Credit Limits on the HELOC Mortgage Loans range between $___and $___with an average of approximately $___. The average Credit Limit Utilization Rate (weighted by Credit Limit) of the HELOC Mortgage Loans is approximately ___%. The Principal Balances on the Mortgage Loans range between approximately $___and $___with an average of approximately $___;
     (xxx) Approximately ___% of the Mortgage Loans are second liens, and either (A) no consent for each Mortgage Loan was required by the holder of the related senior lien, if any, prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;
     (xxxi) This Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Depositor in and to the Cut-Off Date Principal Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto and all proceeds of such Cut-Off Date Principal Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of “Trust” as being part of the corpus of the Trust conveyed to the Trust, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Indenture Trustee of all right, title and interest of the Depositor in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of “Trust” relating to the Additional Balances;
     (xxxii) As of the Closing Date no Mortgage Loan is the subject of foreclosure proceedings and, to the best of the Depositor’s knowledge, no obligor of any of the Mortgage

Loans has filed for bankruptcy protection. As of the applicable Transfer Date, no Eligible Substitute Mortgage Loan is the subject of foreclosure proceedings and, to the best of the
     Depositor’s knowledge, no obligor of any of the Eligible Substitute Mortgage Loans has filed for bankruptcy protection.
     (xxxiii) The proceeds of each Closed End Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Closed End Mortgage Loans were paid;
     (xxxiv) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure. Subject to applicable state law, there is no homestead or other exemption available to the Mortgagor which would materially interfere with the rights to sell the Mortgaged Property at a trustee’s sale or the right to foreclose upon the related Mortgage;
     (xxxv) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, except for events permissible under Section 3.05 of this Agreement, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration;
     (xxxvi) To the best knowledge of the Depositor, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties; Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Issuer against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law; There is only one originally executed Mortgage Note or Credit Line Agreement and promissory note, as applicable, for each Mortgage Loan;
     (xxxvii) As of the Cut-Off Date no more than approximately ___% of the Principal Balance of the Mortgage Loans represent Mortgage Loans with respect to which the related Mortgagor had a Credit Score of ___or less at the time of origination or whose Credit Score was unavailable.
     (xxxviii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the applicable title insurer (to the extent required by such title insurer) and which is part of the Mortgage File delivered to the Indenture Trustee;
     (xxxix) At the time of origination of each Mortgage Loan, the related prior lien was not more than 30 days delinquent. Additionally, as of the Closing Date, no senior mortgage loan on the related Mortgaged Property was more than 59 days delinquent;
     (xl) All required inspections, licenses and certificates with respect to the use and occupancy of all occupied portions of all property securing the Mortgages have been made, obtained or issued, as applicable;
     (xli) If the improvements securing a Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance to the extent required in Section 3.04 covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);
     (xlii) With respect to each Mortgage Loan, the related prior lien does not provide for negative amortization;
     (xliii) With respect to each Mortgage Loan, the maturity date of the Mortgage Loan is prior to the maturity date of the related prior lien if such prior lien provides for a balloon payment;
     (xliv) All amounts received after the Cut-Off Date with respect to the Mortgage Loans to which the Depositor is not entitled will be deposited into the Collection Account within one Business Day after the Closing Date;
     (xlv) Each Mortgage Loan is secured by a property having an appraised value as of origination of $___or less;
     (xlvi) Except for events permissible under Section 3.05(a)(x) of this Agreement, there are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. There are no defaults in complying with the terms of any senior mortgage on the related Mortgaged Property that have not been cured by anyone other than the Servicer, except for any payment defaults of less than 30 days. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Depositor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     (xlvii) With respect to each Mortgage Loan, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than (a) the Credit Limit of such HELOC Mortgage Loan or (b) the Cut-Off Date Principal Balance of such Closed End Mortgage Loan or (c) the maximum insurable value of the Mortgaged Property;
     (xlviii) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;
     (xlix) With respect to the Mortgage Loans, the terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Insurer and the Bondholders and which has been or will be delivered to the Indenture Trustee on behalf of the Trust, no Mortgage has been satisfied, cancelled or rescinded, in whole or in part, and the Mortgaged Property securing the Mortgage has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;
     (l) As of the Cut-Off Date, no Mortgage Loan is more than 59 days delinquent in payment of principal and interest;
     (li) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (l) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Depositor, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;
     (lii) None of the Mortgage Loans is a cooperative share mortgage;
     (liii) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Depositor’s mortgage loan origination program(s) and customary industry standards and included an assessment of the fair market value of the related mortgaged property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;
     (liv) All individual insurance policies contain a standard mortgagee clause naming the Servicer, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

     (lv) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;
     (lvi) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law and all improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining property encroach upon the Mortgage Property;
     (lvii) The proceeds of each fixed rate and balloon Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;
     (lviii) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;
     (lix) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required or licensed in such state. To the best of Depositor’s knowledge, all parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;
     (lx) Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;
     (lxi) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Indenture Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Depositor, or is in the process of being recorded;
     (lxii) No Mortgage Loan was originated under a buydown plan;
     (lxiii) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or is in violation of any state or municipal law comparable to HOEPA;
     (lxiv) The Servicer for each Mortgage Loan will accurately and fully report its borrower credit files to all three credit repositories in a timely manner;
     (lxv) No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies;
     (lxvi) No Mortgage Loan has a prepayment penalty term longer than five years after its origination;
     (lxvii) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the descriptions thereof set forth in the Prospectus Supplement;
     (lxviii) Each Mortgage Loan was originated on or after ___, 200_;
     (lxix) The Depositor represents and warrants that the Servicer currently operates or actively participates in an on-going business (A) to originate single family mortgage loans (“Loans”), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:
     (a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80 percent of the area median income); or
     (b) very low-income families (families with incomes of 60% or less of area median income).
     (lxx) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;
     (lxxi) Each Mortgage Loan was originated substantially in accordance with Depositor’s underwriting criteria, which conform to the underwriting criteria set forth in the Prospectus Supplement.

     (lxxii) There exists no violation of any local, state or federal environmental law, rule or regulation in respect of any Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Depositor has no knowledge of any pending action or proceeding directly involving any such Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Depositor’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of any such Mortgaged Property;
     (lxxiii) The Depositor has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignment of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee;
     (lxxiv) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;
     (lxxv) There is no obligation on the part of the Depositor or any other party to make payments in addition to those made by the Mortgagor;
     (lxxvi) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under existing law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Bondholders or the Trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;
     (lxxvii) Each Mortgagor has executed a statement to the effect that such Mortgagor has received all disclosure materials including the notice of the right of cancellation or rescission required by applicable law with respect to the making of the Mortgage Loan and any waiver of any right of cancellation or rescission exercised by the Mortgagor was in accordance with applicable law and is binding on the Mortgagor;
     (lxxviii) The security interest created pursuant to Section 2.01 hereof is a valid and continuing security interest (as defined in the UCC) in favor of the Issuer in the property sold, transferred, assigned, set over and otherwise conveyed from the Depositor to the Issuer pursuant to this Agreement, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Depositor;
     (lxxix) The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the property sold, transferred, assigned, set over and otherwise conveyed from the Depositor to the Issuer pursuant to this Agreement other than any financing statement relating to the security interest granted to the Issuer hereunder that has not been terminated;
     (lxxx) The Depositor is not aware of any judgment or tax lien filings against it;

     (lxxxi) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer;
     (lxxxii) The pool tape from which the selection of the Mortgage Loans being acquired on the Closing Date was made available to the accountants that are providing a comfort letter to the Insurer in connection with the Prospectus Supplement and with respect to the Mortgage Loans as of the Closing Date, the information on the pool tape was complete and accurate as of its date and included a description of the same Mortgage Loans that are described on the Schedule of Mortgage Loans and the payments due thereunder as of the Closing Date;
     (lxxxiii) With respect to each Mortgage Loan, the payments required of the related Mortgagor will be such that the Mortgage Loan will fully amortize over its amortization term; and
     (lxxxiv) The sale, transfer, assignment and conveyance of the Mortgage Loans by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller, the Depositor, the Issuer or the Indenture Trustee to any federal, state or local governments (“Transfer Taxes”) other than Transfer Taxes which have or will have been paid by the Depositor as due; provided, that in the event that the Trust or the Indenture Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment or conveyance of the Mortgage Loans, on written demand by the Issuer or the Indenture Trustee, or upon the Depositor’s otherwise being given notice thereof by the Issuer or the Indenture Trustee, the Depositor shall pay, and otherwise indemnify and hold the Issuer, the Indenture Trustee and the Insurer harmless, on an after-tax basis, from and against any and all Transfer Taxes, it being understood that the Bondholders, the Issuer, the Indenture Trustee and the Insurer shall have no obligation to pay any such Transfer Taxes.
     With respect to the representations and warranties set forth in this Section 2.05 that are made to the best of the Depositor’s knowledge or as to which the Depositor has no knowledge, if it is discovered by the Depositor, the Servicer, the Insurer, or a Responsible Officer of the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Depositor’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Notwithstanding the foregoing, a breach of any of the representations and warranties set forth in clauses (lxiii) through (lxvi) of this Section 2.05 will be deemed to materially and adversely affect the value of the related Mortgage Loan.
     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Indenture Trustee pursuant to Section 2.01 and the termination of the rights and obligations of the Servicer pursuant to Section 5.04 or 6.02.

     Upon discovery by the Depositor, the Servicer, the Insurer or a Responsible Officer of the Indenture Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Depositor as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Bondholders or the Insurer in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties and to the Insurer. Within 90 days of its discovery or its receipt of notice of such breach, the Depositor shall use all reasonable efforts to cure such breach or shall, not later than the Business Day next preceding the Payment Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Indenture Trustee or the Insurer as evidenced by their written consents), either (a) repurchase such Mortgage Loan from the Trust at the Loan Purchase Price or (b) substitute an Eligible Substitute Mortgage Loan, each in the same manner and subject to the same conditions as set forth in Section 2.03 and the representations and warranties set forth in Section 2.04; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loans, as the case may be, the Depositor shall be entitled to receive an instrument of assignment or transfer from the Indenture Trustee to the same extent as set forth in Section 2.03 with respect to the transfer of Mortgage Loans under that Section. The Insurer shall be notified of any substitution of an Eligible Substitute Mortgage Loan.
     It is understood and agreed that the obligation of the Depositor to repurchase a Mortgage Loan as to which a breach has occurred and is continuing and deposit in the Collection Account the Loan Purchase Price or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against the Depositor respecting such breach available to Bondholders, the Indenture Trustee on behalf of Bondholders and the Insurer; provided, however, that the Depositor shall defend and indemnify the Indenture Trustee, the Insurer and the Bondholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Depositor (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 2.05(a)(xxxi), the Depositor shall pay to the Trust the Loan Purchase Price.
     The Depositor does hereby assign to the Trust the benefits of the representations and warranties made to it with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement and the Trust may exercise the rights with respect thereto relating to a Mortgage Loan, including the right to require repurchase in the event such Mortgage Loan is not repurchased by the Depositor.
     Section 2.06. Covenants of the Depositor.
The Depositor hereby covenants that:

     (a) Security Interests. The Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loans, whether now existing or hereafter created, or any interest therein; the Depositor will notify the Indenture Trustee and the Insurer of the existence of any Lien on any Mortgage Loans immediately upon discovery thereof; and the Depositor will defend the Trust’s right, title and interest (including the Trust’s security interest) in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor; provided, however, that nothing in this Section 2.06(a) shall prevent or be deemed to prohibit the Depositor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.
     (b) UCC-1 Financing Statements. On the Closing Date with respect to the Mortgage Loans and, to the extent not already included in such filing, on the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loans, the Depositor will file UCC-1 financing statements with respect to such Mortgage Loans.
     (c) Negative Pledge. The Depositor hereby agrees not to transfer, assign, exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Residual Certificates except in accordance with Sections 5.04 and 6.02 hereof and in accordance with the Insurance Agreement and the Trust Agreement.
     (d) Downgrading. The Depositor will not engage in any activity which would result in a downgrading or withdrawal of the ratings on the Bonds without regard to the effect of the Policy.
     (e) Amendment to Certificate of Formation. The Depositor will not amend its certificate of formation without prior written notice to the Indenture Trustee and the Rating Agencies and the prior written consent of the Insurer which consent shall not be unreasonably withheld.
     (f) Principal Place of Business. The Depositor’s principal place of business is in California, and the Depositor will not change its principal place of business without prior written notice to the Indenture Trustee, the Rating Agencies and the Insurer.
     (g) No Notification of Mortgagors. The Depositor hereby agrees not to notify Mortgagors of the transfer of the Mortgage Loans to the Trust unless required by the terms of the Mortgage Loans or applicable law.
     Section 2.07. Removal of Mortgage Loans at Election of Issuer.
     Subject to the conditions set forth below and Section 8.2 of the Indenture, the Issuer may, but shall not be obligated to, require the removal of Mortgage Loans, from time to time, as of the close of business on a Payment Date (each, a “Removal Date”). On the tenth Business Day (the “Removal Notice Date”) prior to the Removal Date designated in such notice, the Issuer shall give the Indenture Trustee, the Insurer and the Servicer a notice of the proposed removal that contains a list of the Mortgage Loans in the Pool to be removed. Such removal of Mortgage Loans shall be permitted upon satisfaction of the following conditions:
     (i) A Rapid Amortization Event shall not have occurred;
     (ii) On the Removal Date, the Overcollateralization Amount (after giving effect to the removal of the Mortgage Loans proposed to be removed) equals or exceeds the Specified Overcollateralization Amount;
     (iii) The transfer of such Mortgage Loans on any Removal Date during the Managed Amortization Period shall not, in the reasonable belief of the Depositor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute such a Rapid Amortization Event and a Rapid Amortization Event has not occurred;
     (iv) On or before the Removal Date, the Issuer shall have delivered to the Indenture Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Removal Date, and the Servicer shall have marked the Electronic Ledger to show that the Mortgage Loans removed are no longer included in the Pool;
     (v) The Seller shall represent and warrant that its selection procedures are random and no selection procedures reasonably believed by the Seller to be adverse to the interests of the Bondholders or the Insurer were utilized in selecting the Mortgage Loans to be removed from the Pool;
     (vi) In connection with each such removal of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Removal Notice Date notice of such proposed removal of Mortgage Loans and, prior to the Removal Date, shall have notified the Indenture Trustee and the Insurer in writing that such removal of Mortgage Loans would not result in a reduction or withdrawal of its then current ratings of the Bonds, without regard to the Policy; and
     (vii) The Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate certifying that the items set forth in subparagraphs (i) through (vi), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee and the Insurer may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.
     (viii) The Insurer shall have been given an opportunity to review any Mortgage Loans proposed to be removed by the Trust.
     (ix) The Issuer shall have delivered a certificate in the form of Exhibit C-1 hereto to the Indenture Trustee.
     Upon receiving the requisite information from the Issuer, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Removal Date the Indenture Trustee shall deliver, or cause to be delivered, to the Issuer the Mortgage File for each Mortgage Loan being so transferred, and the Indenture Trustee shall execute and deliver to the Issuer such other documents prepared by the Issuer as shall be reasonably necessary to remove such Mortgage Loans from the Pool. Any such removal of Mortgage Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Trust to the Issuer. The review right given to the Insurer in clause (viii), above, must be completed prior to the Removal Date.
     Section 2.08. Execution and Authentication of Bonds.
     The Indenture Trustee, on behalf of the Issuer, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Issuer, concurrently with the sale, assignment and conveyance to the Indenture Trustee of the Issuer, one Class of Bonds in authorized denominations and the Residual Certificates, evidencing the ownership of the Issuer.
     Section 2.09. Tax Treatment. It is the intention of the Depositor and the Residual Certificateholders that the Bonds will be indebtedness of the Depositor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Depositor, the Indenture Trustee and each Bondholder (or Bond Owner) by acceptance of its Bond (or, in the case of a Bond Owner, by virtue of such Bond Owner’s acquisition of a beneficial interest therein) agrees to treat the Bonds (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Depositor secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Bondholder agrees that it will cause any Bond Owner acquiring an interest in a Bond through it to comply with this Agreement as to treatment of the Bonds as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Indenture Trustee will prepare and file all tax reports required hereunder consistent with this Agreement except as may be required by or provided in Section 3.15.
     Section 2.10. [Reserved].
ARTICLE III
ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS
     Section 3.01. The Servicer.
     (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Mortgage Loans and perform the other actions under this Agreement. The Servicer shall service and administer the Mortgage

Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Indenture Trustee, the Bondholders, the Residual Certificateholders and the Insurer for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trust, to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and to make deposits to and withdrawals from the Collection Account. The Indenture Trustee and the Owner Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and consistent with the Indenture Trustee’s internal policies. The Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that :
     (i) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or
     (ii) the Mortgage relating to such Mortgage Loan was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of origination of such Mortgage Loan;
     provided, further, that such senior lien does not secure a note that provides for negative amortization.
     The Servicer may also, without prior approval from the Rating Agencies or the Insurer, increase the Credit Limits on HELOC Mortgage Loans provided that (i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the HELOC Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date and (ii) such increases are consistent with the Servicer’s credit and collection policies. No material change or departure from the Servicer’s credit and collection policies with respect to any Mortgage Loans as in effect as of the Closing Date shall be permitted without the prior written consent of the Insurer.
     In addition, the Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor; provided that (i) such changes do not materially and adversely affect the interests of Bondholders, the Residual Certificateholders or the Insurer, (ii) such changes are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee and the Insurer and (iii) the Rating Agencies and the Insurer are promptly notified of the changes.
     In addition to the foregoing, the Servicer may solicit Mortgagors to change any other terms of the related Mortgage Loans; provided that such changes (i) do not materially and adversely affect the interest of Bondholders or the Insurer, (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee and the Insurer and (iii) do not adjust the maturity date of such Mortgage Loan past the date that is six months before the Final Scheduled Payment Date of the Bonds. Nothing herein shall limit the right of the Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.
     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.
     (b) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer, without charge, or assume the terminated Servicer’s rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.
     Section 3.02. Collection of Certain Mortgage Loan Payments.
     (a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loans and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer’s policies with respect to the Mortgage Loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Bondholders pursuant to Section 4.01.
     (b) The Servicer shall on the Closing Date deposit into the Collection Account any amounts representing payments on, and any collections in respect of, the Mortgage Loans received after the Cut-Off Date and prior to the Closing Date (exclusive of payments in respect of accrued interest due on or prior to such Cut-Off Date) and thereafter the Servicer, or the Depositor, as the case may be, shall deposit into the Collection Account within one Business Day following receipt thereof the following payments and collections received or made by it (without duplication):

     (i) all collections on and in respect of the Mortgage Loans;
     (ii) the amounts, if any, deposited to the Collection Account pursuant to Section 3.04;
     (iii) Net Liquidation Proceeds;
     (iv) Insurance Proceeds (including, for this purpose, any amount required to be credited by the Servicer pursuant to the last sentence of Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer);
     (v) any amounts required to be deposited therein pursuant to Section 7.01;
     (vi) any amounts drawn under the Policy pursuant to Section 8.4(f) of the Indenture, but only to be used for the payment of the items specified in Sections 8.7(d)(iii) and (vi) of the Indenture, as applicable; and
     (vii) the amounts, if any, required to be deposited therein by the Depositor pursuant to Section 2.05(b) hereof; provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess pay off amounts and similar items. The Servicer shall remit all Foreclosure Profits to the Depositor.
     The Indenture Trustee shall hold amounts deposited in the Collection Account as Indenture Trustee for the Bondholders and the Insurer. The Servicer shall notify the Indenture Trustee and the Insurer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Payment Date. Following such notification, the Servicer shall be entitled to withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the investment of such payments and collections.
     At the written direction of the Servicer, the Indenture Trustee shall invest funds in the Collection Account in Eligible Investments specified in such written direction. All income and gain realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized. In the absence of written direction the Indenture Trustee shall invest funds in the Collection Account as directed by the Depositor.

     Section 3.03. Withdrawals from the Collection Account. From time to time, withdrawals may be made from the Collection Account by the Servicer or the Indenture Trustee for the following purposes:
     (i) If not received by the Servicer pursuant to Section 3.02(b), to the Servicer as payment for its Servicing Fee pursuant to Section 3.08;
     (ii) To pay to the Servicer amounts on deposit in the Collection Account that are not to be included in the distributions and payments pursuant to Section 8.7 of the Indenture to the extent provided by the second to the last and the last paragraph of Section 3.02(b);
     (iii) To make or to permit the Indenture Trustee to make distributions and payments pursuant to Section 8.7 of the Indenture;
     (iv) Prior to the Collection Period preceding the commencement of the Rapid Amortization Period, to pay to the Depositor the amount of any Additional Balances related to HELOC Mortgage Loans included in the Pool as and when created during the related Collection Period; provided, that the aggregate amount so paid to the Depositor in respect of Additional Balances with respect to the HELOC Mortgage Loans at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period;
     (v) To pay to the Servicer any Liquidation Expenses not reimbursed prior to the deposit of Net Liquidation Proceeds to the Collection Account;
     (vi) Upon termination of the Trust, to make any payments required by Section 7.01.
     If the Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment it may at any time withdraw such amount from the Collection Account, and any such amounts shall not be included in the amounts to be deposited in the Collection Account pursuant to Section 3.02(b), any provision herein to the contrary notwithstanding.
     Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses.
The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or its successors or assigns as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall (a) conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04 and (b) if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account without right of reimbursement, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.
     Section 3.05. Assumption and Modification Agreements.
In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Indenture Trustee that any assumption and modification agreement has been completed by delivering to the Indenture Trustee an Officer’s Certificate signed by a Servicing Officer certifying that such agreement is in compliance with this Section 3.05 and by forwarding to the Indenture Trustee the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Loan Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Loan Agreement pursuant to the fourth paragraph of Section 3.01(a). Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.
     Section 3.06. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans. The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided, that if the Servicer has knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not incur any Liquidation Expenses or otherwise expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.
     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee on behalf of the Trust.
     Section 3.07. Indenture Trustee to Cooperate.
On or before each Payment Date, the Servicer will notify the Indenture Trustee of the payment in full of the Principal Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Principal Balance of any Mortgage Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a Request for Release substantially in the form attached hereto as Exhibit C signed by a Servicing Officer, release the related Mortgage File to the Servicer and the Indenture Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee.

     In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Indenture Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall, within two Business Days, reassign such Mortgage Loan to the Indenture Trustee and return the related Mortgage File to the place where it was being maintained. After such reassignment, the Servicer, if requested by such Residual Certificateholders and if offered suitable indemnification and reimbursement for expenses, is authorized to seek a deficiency judgment if permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Residual Certificateholders to the extent of any losses on liquidation of any Mortgage Loan.
     Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee pursuant to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in all other fees and expenses not expressly stated hereunder to be for the account of the Bondholders and the Residual Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds of the related Mortgage Loan.
     Section 3.09. Servicer Annual Statement as to Compliance.
(a) The Servicer shall deliver (and the Servicer shall cause any Servicing Function Participant engaged by it to deliver) to the Manager, the Indenture Trustee, the Insurer and each of the Rating Agencies, on or before March 10 (with a 5 calendar day cure period) of each year, commencing in March 200_, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer’s Certificate, the Manager shall review such Officer’s Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of a Servicing Function Participant, under such other applicable agreement.
     (b) The Servicer shall deliver to the Indenture Trustee, the Insurer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer’s Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.
     Section 3.10. Servicer Assessment of Compliance and Attestation Report.
(a) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 200_, the Servicer, at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Manager, the Indenture Trustee, the Insurer and each of the Rating Agencies, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.14(b), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.
(b) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 200_, the Servicer, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Manager, the Indenture Trustee, the Insurer and each of the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.
(c) Promptly after receipt of such report on assessment of compliance and accountants’ report, (i) the Manager shall review such reports and, if applicable, consult with the Servicer and any Servicing Function Participant engaged by the Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Servicer, and (ii) the

Servicer shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit G, and that each assessment is coupled with an attestation meeting the requirements of this Section and notify the Manager of any exceptions. The Servicer shall not be required to deliver any such assessments or accountants’ reports until April 15 in any given year so long as it has received written confirmation from the Manager that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.
     Section 3.11. Annual Opinion of Counsel. On or before ___of each year, beginning ___, 200_, the Depositor, at its expense, shall deliver to the Indenture Trustee and the Insurer the applicable Opinion of Counsel specified in Exhibit B hereto.
     Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans.
     (a) Servicer shall provide to the Indenture Trustee, the Insurer, any Bondholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.
     (b) The Servicer shall supply information in such form as the Indenture Trustee shall reasonably request to the Indenture Trustee and the Bond Paying Agent, on or before the start of the Determination Date preceding the related Payment Date, as is required in the Indenture Trustee’s reasonable judgment to enable the Bond Paying Agent or the Indenture Trustee, as the case may be, to make required distributions and to furnish the required reports to the Bondholders and to make any claim under the Policy.
     Section 3.13. Maintenance of Certain Servicing Insurance Policies. The Servicer shall maintain, at its own expense, a blanket fidelity bond (the “Fidelity Bond”) and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees, or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring the Fidelity Bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Federal Home Loan Mortgage Corporation in the Federal Home Loan Mortgage Corporation’s Seller/Servicer’s Guide. Upon request of the Indenture Trustee or the Insurer, the Servicer shall cause to be delivered to the Indenture Trustee or the Insurer a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Indenture Trustee and the Insurer.
     Section 3.14. Reports to the SEC.
  (a) Reports Filed on Form 10-D.
     (i)Within 15 days after each Payment Date (subject to permitted extensions under the Exchange Act), the Indenture Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Indenture Trustee shall file each Form 10-D with a copy of the related Payment Date Statement attached thereto. Any disclosure in addition to the Payment Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Manager pursuant to the following paragraph and the Indenture Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.
     (ii) As set forth on Exhibit I hereto, within 5 calendar days after the related Payment Date, (i) the parties to the Sequoia Mortgage Trust 200_-___transaction shall be required to provide to the Indenture Trustee, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Indenture Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with any Additional Disclosure Notification (an “Additional Disclosure Notification”), (ii) the Indenture Trustee shall forward to the Manager, the form and substance of the Additional Form 10-D Disclosure, and (iii) the Manager will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Indenture Trustee in connection with including any Additional Form 10-D Disclosure in Form 10-D pursuant to this paragraph.
     (iii) After preparing the Form 10-D, the Indenture Trustee shall forward electronically a draft copy of the Form 10-D to the Manager and the Servicer for review. No later than the Business Day prior to the date specified in the next sentence, the Manager and the Servicer shall notify the Indenture Trustee of any changes to or approval of such Form 10-D. No later than 2 Business Days prior to the 15th calendar day after the related Payment Date, a senior officer of the Servicer in charge of the servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Indenture Trustee will follow the procedures set forth in subsection (d)(ii) of this Section 3.14. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. Each party to this Agreement acknowledges that the performance by the Servicer and the Indenture Trustee of its duties under this Section 3.14(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.07(a). Neither the Servicer nor the Indenture Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Indenture Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.
  (b) Reports Filed on Form 10-K.
     (i) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 200_, the Indenture Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Indenture Trustee within the applicable time frames set forth in this Agreement and the related Indenture, (i) an annual compliance statement for the Servicer, each Additional Servicer, the Indenture Trustee and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”) as described under Section 3.09(a) of this Agreement and Section 8.5 of the Indenture, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Sections 3.10(a) of this Agreement and 8.6(a) of the Indenture, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.10(a) of this Agreement and Section 8.6(a) of the Indenture identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.10(a) of this Agreement or Section 8.6(a) of the Indenture is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.10(b) of this Agreement or Section 8.6(b) of the Indenture, and (B) if any registered public accounting firm attestation report described under Section 3.10(b) of this Agreement or Section 8.6(b) of the Indenture identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.14(e) of this Agreement. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Manager pursuant to the following paragraph and the Indenture Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.
     (ii) As set forth on Exhibit J hereto, no later than March 10 (with a 5 calendar day cure period) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 200_, (i) the parties to the Sequoia Mortgage Trust 200_-___transaction shall be required to provide to the Indenture Trustee, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Indenture Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, (ii) the Indenture Trustee shall forward to the Manager, the form and substance of the Additional Form 10-K Disclosure, and (iii) the Manager will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Indenture Trustee in connection with including any Additional Form 10-K Disclosure in Form 10-K pursuant to this paragraph.
     (iii) After preparing the Form 10-K, the Indenture Trustee shall forward electronically a draft copy of the Form 10-K to the Servicer and the Manager for review. No later than the Business Day prior to the date specified in the next sentence, the Manager and the Servicer shall notify the Indenture Trustee of any changes to or approval of such Form 10-K. No later than 1 p.m. New York City time on the 4th Business Day prior to the 10-K Filing Deadline, the Manager shall cause the senior officer of the Depositor in charge of securitization to sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Indenture Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Indenture Trustee will follow the procedures set forth in subsection (d) of this Section. Promptly (but no later than 1 Business Day) after filing with the Commission, the Indenture Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Servicer and the Indenture Trustee of its duties under this Section 3.14(b) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Sections 3.09(a), 3.10(a) and 3.10(b) of this Agreement and [ ] and [ ] of the Indenture. Neither the Servicer nor the Indenture Trustee shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Indenture Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.
  (c) Reports Filed on Form 8-K.
     (i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Manager, the Indenture Trustee shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Manager, on behalf of the Trust, shall file the initial Form 8-K in connection with the issuance of the Bonds. Any disclosure or information related to a Reportable Event or that is otherwise required to be included in Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Manager pursuant to the following paragraph and the Indenture Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.
     (ii) As set forth on Exhibit K hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the Sequoia Mortgage Trust 200_-___transaction shall be required to provide to the Trustee, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Indenture Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification, (ii) the Indenture Trustee shall forward to the Manager, the form and substance of the Form 8-K Disclosure Information, and (iii) the Manager will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Indenture Trustee in connection with including any Form 8-K Disclosure Information in Form 8-K pursuant to this paragraph.
     (iii) After preparing the Form 8-K, the Indenture Trustee shall forward electronically a draft copy of the Form 8-K to the Servicer and Manager for review. No later than the Business Day prior to the date specified in the next sentence, the Manager and the Servicer shall notify the Indenture Trustee of any changes to or approval of such Form 8-K. No later than Noon New York City time on the 4th Business Day after the Reportable Event, the Manager shall cause a senior officer of the Servicer in charge of the servicing function to sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Indenture Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Indenture Trustee will follow the procedures set forth in subsection (d) of this Section. Promptly (but no later than 1 Business Day) after filing with the Commission, the Indenture Trustee will, make available on its internet website a final executed copy of each Form 8-K. The parties to this Agreement acknowledge that the performance by the Servicer and the Indenture Trustee of its duties under this Section 3.14(c) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.14(c)(iii). Neither the Indenture Trustee nor the Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Indenture Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.
  (d) Delisting; Amendments; Late Filings.

     (i) Prior to January 30 in of the first year in which the Indenture Trustee is able to do so under applicable law, unless otherwise directed by the Manager, the Trustee shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.
     (ii) In the event that the Indenture Trustee becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Indenture Trustee will immediately notify the Manager. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Indenture Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Manager, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Indenture Trustee will notify the Manager and the Servicer and such parties will cooperate to prepare any necessary 8-KA, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by the senior officer of the Depositor in charge of securitization. The parties to this Agreement acknowledge that the performance by the Servicer and the Indenture Trustee of its duties under this Section 3.14(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Servicer nor the Indenture Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Indenture Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.
Notwithstanding anything to the contrary herein, the Indenture Trustee shall not file any Form 8-K, Form 10-D or Form 10-K as to which it has received from the Manager a notice to the effect that, upon review of the proposed filing, the Manager does not approve of such filing.
  (e) Sarbanes-Oxley Certification.
Each Form 10-K shall include the Sarbanes-Oxley Certification. The Indenture Trustee, the Servicer shall, and the Indenture Trustee and the Servicer shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit H (or in such other form attached to the Indenture), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Depositor in charge of securitization shall serve as the Certifying Person on behalf of the Trust. In the event the Servicer, the Indenture

Trustee or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, The Indenture, or any applicable sub-servicing agreement, as the case may be, such party or Servicing Function Participant shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.14(e) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.
     Section 3.15. Tax Returns. In accordance with Section 2.09 hereof, the Servicer shall prepare and file any federal, state or local income and franchise tax return for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust as provided in Article VI of the Trust Agreement, including, without limitation, forms 1099 and 1065. The Depositor shall treat the Mortgage Loans as its property for all federal, state or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file federal, state or local tax returns, the Servicer shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Indenture Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Indenture Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Bondholders. In no event shall the Indenture Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Bondholders, the Residual Certificateholders or the Bond Owners arising under any tax law, including, without limitation, federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).
     Section 3.16. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.
The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 200_, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Indenture Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.
     Section 3.17. Reporting Requirements. For each Mortgage Loan, the Servicer will accurately and fully report its borrower credit files to each of Equifax Credit Information Services, Inc., TransUnion, LLC and Experion Information Solution, Inc. (or their successors) in a timely manner on a monthly basis.
     Section 3.18. Matters Relating to MERS Loans.

     (a) The Servicer further is authorized and empowered by the Indenture Trustee and the Insurer, on behalf of the Bondholders, the Insurer and the Indenture Trustee, in its own name or in the name of the subservicer, when the Servicer believes it appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Indenture Trustee, the Insurer and the Bondholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns.
     (b) In connection with the sale and assignment of any MERS Mortgage Loan by the Depositor to the Issuer, the Depositor agrees that it will cause, at the Depositor’s expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Depositor to the Indenture Trustee in accordance with the Indenture for the benefit of the Issuer Secured Parties by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS System to identify the series of the Bonds issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Seller or the Servicer to, and the Seller and the Servicer agree that they will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement. If at any time pursuant to Section 2.03, 2.05 or 2.07 the Depositor repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Depositor and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Depositor (or any party indicated by the Depositor) as the beneficial holder of such Mortgage Loan.
     (c) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor Servicer or (y) in causing MERS to designate on the MERS System the successor Servicer as the servicer of such Mortgage Loan.

ARTICLE IV
SERVICING CERTIFICATE
     Section 4.01. Servicing Certificate. Not later than seven (7) Business Days prior to the Payment Date, the Servicer shall deliver to the Indenture Trustee, a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Indenture Trustee and the Servicer), together with an Officer’s Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Payment Date, the series number of the Bonds, the date of this Agreement, and:
     (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;
     (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;
     (iii) the Principal Collections for such Payment Date, separately stating the components thereof;
     (iv) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;
     (v) the Pool Balance as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;
     (vi) the aggregate amount of Additional Balances created during the previous Collection Period;
     (vii) the number and aggregate Principal Balances of Mortgage Loans (A) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days, 150-179 days and 180 or more days respectively and (B) that have become REO, in each case as of the end of the preceding Collection Period; (C) as to which foreclosure proceedings have been commenced, and (D) in bankruptcy and delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date;
     (viii) the amount to be paid to the Servicer pursuant to Section 8.7(c)(xi) of the Indenture;
     (ix) the number and Principal Balances of any Mortgage Loans removed to the Depositor pursuant to Section 2.07;
     The Indenture Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 8.7 of the Indenture, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer, the Indenture Trustee and the Insurer. The Servicer shall give notice of any such change to the Rating Agencies.
     Section 4.02. Reserved.
     Section 4.03. Reserved.
     Section 4.04. Loan Data Remittance Report. On the seventh Business Day before each Payment Date (the “Loan Data Remittance Date”) by noon Eastern Standard time, the Servicer shall furnish a report (the “Loan Data Remittance Report”) in the form attached as Exhibit F to this Agreement to the Insurer and the Indenture Trustee by electronic medium as agreed to by the Servicer, the Indenture Trustee and the Insurer.
     Section 4.05. [Reserved].
ARTICLE V
THE SERVICER AND THE DEPOSITOR
     Section 5.01. Liability of the Servicer and the Depositor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.
     Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor. Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any entity succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     Section 5.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Bondholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust, in accordance with the priorities set forth in Section 8.7(b) of the Indenture and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Bonds, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Bondholders and Residual Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall only be entitled to be reimbursed therefor pursuant to Section 8.7(d)(ix) of the Indenture. The Servicer’s right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).
     Section 5.04. Servicer Not to Resign. Subject to the provisions of Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Insurer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) each Rating Agency shall have delivered a letter to the Indenture Trustee and the Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the qualification, reduction or withdrawal of the then current rating of the Bonds without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Insurer, as evidenced by a letter from each to the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until the Indenture Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Insurer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Bondholder or Residual Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.
     Section 5.05. Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04. The Servicer’s delegation of any of its duties hereunder to any subservicer shall be subject to the prior approval of the Insurer. The Servicer shall terminate its delegation of any of its duties hereunder to any subservicer at the Insurer’s reasonable request.
     Section 5.06. Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer’s activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement or breach of representations and warranties made herein, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Any such indemnification, including any amounts the Issuer shall cause the Servicer to pay pursuant to Section 6.7 of the Indenture, shall not be payable from the assets of the Trust.
     The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 5.06 shall survive termination of this Agreement.
     Section 5.07. Indemnification of the Trust by the Depositor.
Notwithstanding anything to the contrary contained herein, the Depositor (i) agrees to be liable directly to the injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those attributable to a Bondholder as a result of defaults on the Mortgage Loans) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor was a general partner and (ii) shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to a Bondholder as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust, the Owner Trustee or the Indenture Trustee, or the actions of the Servicer, including, but not limited to, amounts payable to the Servicer pursuant to Section 5.03, any judgment, award, settlement, reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Depositor shall not indemnify the Owner Trustee or the Indenture

Trustee(but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Owner Trustee’s or the Indenture Trustee’s willful misconduct, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Owner Trustee or Indenture Trustee for a breach of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.
     Section 5.08. Limitation on Liability of the Depositor. None of the directors or officers or employees or agents of the Depositor shall be under any liability to the Trust, the Owner Trustee or the Indenture Trustee, the Bondholders or the Residual Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Bonds; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or breach of representations and warranties made herein, or against any specific liability imposed on such Person in the performance of the duties hereunder. Except as provided in Section 5.07, the Depositor shall not be under any liability to the Trust, the Owner Trustee or the Indenture Trustee or the Bondholders or the Residual Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Depositor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Depositor against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.
ARTICLE VI
SERVICING TERMINATION
     Section 6.01. Events of Servicing Termination. If any one of the following events (“Events of Servicing Termination”) shall occur and be continuing:
     (i) Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or Holders of Bonds evidencing more than 25% of the Principal Balance of the Bonds instruct otherwise; or
     (ii) Failure on the part of the Servicer or the Depositor duly to observe or perform any covenants or agreements of the Servicer or Depositor set forth in the Bonds or in this Agreement, which failure continues unremedied for a period of 15 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Servicer by the Indenture Trustee or to the

Servicer and the Indenture Trustee by the Insurer or the Holders of Bonds evidencing more than 25% of the Principal Balance of the Bonds; provided, that a failure on the part of the Depositor to perform its obligations under Section 2.03 or 2.05 hereof shall not be subject to the 15 day cure period;
     (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
     (iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or            reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
     (v) The entry against the Depositor of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
     (vi) The consent by the Depositor to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor or of or relating to substantially all of its property; or the Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
     (vii) Aggregate Realized Losses over any one twelve-month period exceed ___% of the Initial Pool Balance;
     (viii) The Three Month Rolling Delinquency Rate exceeds ___%;
     (ix) Cumulative Realized Losses exceed the following percentage of the Initial Pool Balance on any Payment Date as set forth below:

Cumulative Realized

Payment Date	Loss Percentage
1st through __th	—%
___th through __th	—%
__th through __th	—%
__st and thereafter	—%
     (x) Redwood Trust, Inc. or its affiliates fail to pay any principal amount of at least $1,000,000 when due, subject to the applicable grace period, if any, specified in the agreement or other instrument relating to such debt and shall continue after the applicable grace period if the effect of such event is to accelerate the maturity and repayment of such debt before the stated maturity thereof;
     (xi) Redwood Trust, Inc. shall no longer own 100% of the Issuer either directly or indirectly;
then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, either the Indenture Trustee, the Insurer or the Holders of Bonds evidencing more than 50% of the Outstanding Amount of the Bonds, in each case with the consent of the Insurer, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Insurer or the Holders of Bonds) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Bonds or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 6.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.
     Notwithstanding the foregoing, a delay in or failure of performance under Section 6.01(i) for a period of one Business Day or under Section 6.01(ii) for a period of 15 days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes or floods. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Depositor, the Insurer and the Bondholders and Residual Certificateholders with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee and the Insurer in writing of any Events of Servicing Termination.
     Section 6.02. Indenture Trustee to Act; Appointment of Successor.
     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.01 or resigns pursuant to Section 5.04, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. Notwithstanding the above, if the Indenture Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Indenture Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Sections 6.7 and 6.8 of the Indenture. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Insurer is unwilling to have the Indenture Trustee act as successor Servicer or (iii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may with the consent of the Insurer (in the situation described in clauses (i) or (ii)) or shall (in the situation described in clause (iii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under this Agreement and having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Insurer, as evidenced by its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Bonds by the Rating Agencies without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Bondholders, Residual Certificateholders and the Insurer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an Insurance Policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein.
     Section 6.03. Notification to Bondholders and Residual Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VI or Section 5.04, the Indenture Trustee shall give prompt written notice thereof to the Bondholders, Residual Certificateholders (at their respective addresses appearing in the Bond Register and in the Residual Certificate Register), the Insurer and each Rating Agency.
ARTICLE VII
TERMINATION
     Section 7.01. Termination.
     (a) The respective obligations and responsibilities of the Servicer, the Depositor and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make certain payments to Bondholders after the final Payment Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Indenture Trustee on the final Payment Date pursuant to this Article VII following the later of (A) the Payment Date following payment in full of all amounts owing to the Insurer under the Insurance Agreement and (B) the earliest of (i) the transfer, under the conditions specified in Section 7.01(b), to the Depositor of the Bondholders’ interest in each remaining Mortgage Loan and all property acquired in respect of any remaining Mortgage Loans, (ii) the day following the Payment Date on which the distribution made to Bondholders has reduced the Bond Principal Balance to zero and no other amounts are owed to the Bondholders hereunder, and no other amounts are owed to the Insurer pursuant to the Insurance Agreement and Section 8.7 of the Indenture, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loans pursuant to Section 5.4 of the Indenture) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Payment Date in ___20___; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (a)(B)(i) of this Section 7.01, the Indenture Trustee shall execute such documents and instruments of transfer presented by the Depositor, in each case without recourse, representation or warranty, and take such other actions as the Depositor may reasonably request to effect the transfer of the Mortgage Loans to the Depositor.
     (b) Subject to Section 7.01(d), the Depositor shall have the right to effect the transfer to the Depositor of each Mortgage Loan on any Payment Date on or after the Payment Date immediately prior to which the Pool Balance is less than or equal to ten percent (10%) of the Initial Pool Balance. If the Depositor elects to exercise its right it will notify the Issuer, the Servicer, the Indenture Trustee and the Insurer no later than thirty-five (35) days prior to the Payment Date on which the transfer is to take place. The Indenture Trustee will make the transfer on such Payment Date subject to Section 7.01(d) and provided that the Redemption Price for the Bonds has been deposited with it not less than five (5) Business Days prior to such Payment Date.
     (c) The Depositor, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the related Mortgage Loans are to be released to the Depositor, appropriate documents assigning each such Mortgage Loan from the Indenture Trustee to the Depositor and shall promptly record such assignments.
(d)	The Depositor shall not exercise its right to repurchase the Mortgage Loans pursuant to Section 7.01(b) hereof if (a) such repurchase would result in a draw on the Policy, without the consent of the Insurer, and (b) any Reimbursement Amount due to the Insurer would not be fully satisfied pursuant to the repurchase.
ARTICLE VIII
ADMINISTRATIVE DUTIES OF THE SERVICER
     Section 8.01. Administrative Duties.
     (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.
     (b) Duties with Respect to the Issuer.

          (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.
          (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee and the Insurer in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Residual Certificateholder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.
          (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Depositor set forth in Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Residual Certificateholders (as defined in the Trust Agreement).
          (iv) The Servicer shall perform the duties of the Depositor specified in Section 11.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.
          (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.
     (c) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Insurer of the proposed action and the Owner Trustee and the Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:
          (A) the amendment of or any supplement to the Indenture;
          (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);
          (C) the amendment, change or modification of this Agreement or any of the Basic Documents;
          (D) the appointment of successor Bond Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Bond Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and
          (E) the removal of the Indenture Trustee.
     (d) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Bondholders or the Residual Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.
     (e) The Indenture Trustee or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under Section 8.01.
     Section 8.02. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Insurer and the Indenture Trustee at any time during normal business hours.
     Section 8.03. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer and the Indenture Trustee from time to time such additional information regarding the Mortgage Loans as the Issuer and the Indenture Trustee shall reasonably request.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     Section 9.01. Amendment. This Agreement may be amended from time to time by agreement among the Depositor, the Servicer, and the Indenture Trustee, in each case without notice to or the consent of any of the Bondholders or Residual Certificateholders, but only with the consent of the Insurer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii)

to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Bonds (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to comply with any requirement imposed by the Code; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Bondholder, any Residual Certificateholder, or the Insurer; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Bondholders and the Residual Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Bonds without regard to the Policy.
     This Agreement also may be amended from time to time by agreement among the Servicer, the Depositor and the Indenture Trustee, with the consent of the Insurer and the Holders of the Bonds evidencing more than 50% of the Outstanding Amount of the Bonds and the Holders of the Residual Certificates evidencing more than 50% of the percentage interest in the Residual Certificates (which consent of such Holders of Bonds and Residual Certificates given pursuant to this Section 9.01 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and all future Holders of such securities and of any security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders or the Residual Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Bonds or distributions or payments under the Policy which are required to be made on any Bond without the consent of the Holder of such Bond or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all then outstanding Bonds and Residual Certificates or (iii) adversely affect in any material respect the interests of the Insurer.
     Following the execution and delivery of any such amendment hereto or to the Policy, either the Depositor, if the Depositor requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Insurer for the reasonable out-of-pocket costs and expenses incurred by each in connection with such amendment.
     Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Bondholders or the Residual

Certificateholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Bondholder and Residual Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer.
     It shall not be necessary for the consent of Bondholders or Residual certificateholders under this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Bondholders and
     Residual Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.
     In executing any amendment permitted by this Section 9.01, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.
     Section 9.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
     Servicer, but only upon direction of Bondholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Bondholders. The Bondholders requesting such recordation shall bear all costs and expenses of such recordation. The Indenture Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Bondholders.
     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
     Section 9.03. Limitation on Rights of Bondholders. No Bondholder shall have any right to vote (except as provided in Sections 6.01, 7.01, and 9.01 herein and Section 5.4 of the Indenture) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Bonds, be construed so as to constitute the Bondholders from time to time as partners or members of an association; nor shall any Bondholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.
     No Bondholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Bonds evidencing more than 50% of the Outstanding Amount of the Bonds shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Bondholder with every other Bondholder and the Indenture Trustee, that no one or more Holders of Bonds shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Bonds, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Bondholders. For the protection and enforcement of the provisions of this Section 9.03, each and every Bondholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.
     Anything to the contrary notwithstanding, by accepting its Bond, each Bondholder agrees that unless a Insurer Default exists, the Insurer shall have the right to exercise all rights of the Bondholder under this Agreement without any further consent of the Bondholder.
     Section 9.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 9.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent via facsimile (receipt confirmed), personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, Sequoia Mortgage Funding Corporation, One Belvedere Place, Suite 320, Mill Valley, California 94941, Attention:                     , (b) in the case of the Servicer, [—Servicer—], [insert Servicer’s address], Attention:                     , (c) in the case of the Indenture Trustee, at the Corporate Trust Office, (d) in the case of the Insurer, [Insurer’s Address] (telecopy number (___) ___-___), (e) in the case of [First Rating Agency], [First Rating Agency’s Address], and (f) in the case of [Second Rating Agency], [Second Rating Agency’s Address], or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Bondholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Bond Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Bondholder or Residual Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

     Section 9.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Bonds or the rights of the Holders thereof.
     Section 9.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.02 and 5.04, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Insurer and Holders of the Bonds evidencing Percentage Interests aggregating not less than ___%.
     Section 9.08. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Residual Certificateholders, the Bond Owners or the Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.
     Section 9.09. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 9.10. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 9.11. Insurance Agreement. The Indenture Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Indenture Trustee thereunder.
     Section 9.12. Nonpetition Covenant. Until one year plus one day shall have elapsed since the termination of the Trust in accordance with Section 7.01, none of the Depositor, the Company, the Servicer, nor the Indenture Trustee shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, Indenture Trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

          IN WITNESS WHEREOF, the Depositor, the Servicer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

SEQUOIA MORTGAGE FUNDING CORPORATION,
as Depositor

By:
Name:
Title:

[ ],
as Company and Servicer

By:
Name:
Title:

[INDENTURE TRUSTEE], not in its individual
capacity but solely
as Indenture Trustee

By:
Name:
Title:

SEQUOIA MORTGAGE TRUST 200_-_, as Issuer
By: [Owner Trustee], not in its
individual capacity but solely as
Owner Indenture Trustee

By:
Name:
Title:

State of                          )
                     ) ss.:
County of                          )
     On the ___th day of                     , 200___before me, a notary public in and for the State of                     , personally appeared                                         , known to me who, being by me duly sworn, did depose and say that he resides at                                         ; that he is the                                          of Sequoia Mortgage Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such seal; that it was so affixed by order of the members of said company; and that he signed his name thereto by like order.

Notary Public
[Notarial Seal]
State of                          )
                    ) ss.:
County of                           )
     On the ___day of                     , 200___before me, a notary public in and for the State of [                    ], personally appeared                     , known to me who, being by me duly sworn, did depose and say that he resides at                                         ; that he is the                                          of [Owner Trustee], one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

Notary Public

[Notarial Seal]
State of                         )
                    ) ss.:
County of                         )
     On the ___day of                     , 200___before me, a notary public in and for the State of                     , personally appeared                                         , known to me who, being by me duly

sworn, did depose and say that he resides at                                         ,                                         ,                                         ; that he is the                                          of [—Servicer—], a [                    ] corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

Notary Public
[Notarial Seal]
State of                     )
                    ) ss.:
County of                     )
     On the ___day of                     , 200___before me, a notary public in and for the State of                     , personally appeared                                         , known to me who, being by me duly sworn, did depose and say that he resides at                                         ,                                                              ; that he is the                                          of [Indenture Trustee], a                                         , one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

Notary Public
[Notarial Seal]

EXHIBIT A
MORTGAGE LOAN SCHEDULE

EXHIBIT B
FORM OF OPINION OF COUNSEL
WITH RESPECT TO SECTION 3.11 OF THE
SALE AND SERVICING AGREEMENT
The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinions of counsel to the Company delivered on the Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement dated as of                     , 200___among [—Servicer—] (the “Company” and the “Servicer”), Sequoia Mortgage Funding Corporation (the “Depositor”) and [Indenture Trustee], as Indenture Trustee. Terms used but not defined herein shall have the meaning given to such terms in the above-referenced Sale and Servicing Agreement.
The Indenture Trustee has a valid perfected first priority security interest with respect to the Depositor’s right, title and interest in and to the Mortgage Loans (including all Eligible Substitute Mortgage Loans), subject to the exceptions and qualifications set forth in the Opinion of Counsel attached to the Indenture as Exhibit B.

EXHIBIT C-1
FORM OF OFFICER’S CERTIFICATE
REQUEST BY THE SERVICER FOR PERMANENT
RELEASE OF MORTGAGE LOANS AND MORTGAGE FILES

TO:	[Indenture Trustee], as Indenture Trustee [Indenture Trustee’s Address]
Gentlemen:
In connection with the payment in full of the Mortgage Loans held by you as Indenture Trustee, under the Sale and Servicing Agreement dated as of                     , 200___among [—Servicer—], as Servicer, Sequoia Mortgage Funding Corporation, as Depositor, and you, as Indenture Trustee, the undersigned requests the release of the Mortgage Loans and the Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.
The undersigned hereby certifies that (i) the release of Collateral requested will not impair the security under the Indenture, (ii) any and all payments received on the Mortgage Loans identified in the schedule attached to this Request which are required to be deposited in the Collection Account pursuant to Section 3.02 of such Sale and Servicing Agreement have been so deposited, (iii) the information with respect to such factual matters necessary for us to so certify is in our possession and (iv) I am qualified to make these certifications.

[ ],
as Servicer

By:

Name:
Title:
Date:

ACKNOWLEDGED BY:
[INDENTURE TRUSTEE], as Indenture Trustee

By:

Name:
Title:
Date:

EXHIBIT C-2
FORM OF OFFICER’S CERTIFICATE
REQUEST BY THE SERVICER FOR TEMPORARY
RELEASE OF MORTGAGE LOANS AND MORTGAGE FILES

TO:	[Indenture Trustee], as Indenture Trustee [Indenture Trustee’s Address]
     Gentlemen:
In connection with the administration of the Mortgage Loans held by you as
Indenture Trustee, under the Sale and Servicing Agreement dated as of                     ,
200___among [—Servicer—], as Servicer, Sequoia Mortgage Funding Corporation,
as Depositor, and you, as Indenture Trustee, the undersigned requests the temporary release of the Mortgage Loans and the related Mortgage Files for the
Mortgage Loans identified in the schedule attached to this Request.

[ ],
as Servicer

By:

Name:
Title:
Date:

ACKNOWLEDGED BY:
[INDENTURE TRUSTEE], as Indenture Trustee

By:

Name:
Title:
Date:

EXHIBIT D
FORM OF CREDIT LINE AGREEMENT

EXHIBIT E
FORM OF MORTGAGE NOTE FOR
CLOSED END MORTGAGE LOANS

EXHIBIT F
FORM OF CERTIFICATE:
LOAN LEVEL REPORTING

EXHIBIT G
SERVICING CRITERIA
The assessments of compliance to be delivered by the Servicer pursuant to this Agreement and by the IndentureTrustee pursuant to the Indenture shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” with respect to such party:
Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Regulation AB				Indenture
Reference	Servicing Criteria	Servicers	Servicer	Trustee
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.

Regulation AB				Indenture
Reference	Servicing Criteria	Servicers	Servicer	Trustee
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X	X

Regulation AB				Indenture
Reference	Servicing Criteria	Servicers	Servicer	Trustee
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X	X

Investor Remittances and Reporting

Regulation AB				Indenture
Reference	Servicing Criteria	Servicers	Servicer	Trustee
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.	X	X	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X

Pool Asset Administration

Regulation AB				Indenture
Reference	Servicing Criteria	Servicers	Servicer	Trustee
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

Regulation AB				Indenture
Reference	Servicing Criteria	Servicers	Servicer	Trustee
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

Regulation AB				Indenture
Reference	Servicing Criteria	Servicers	Servicer	Trustee
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

Regulation AB				Indenture
Reference	Servicing Criteria	Servicers	Servicer	Trustee
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY]

By:
Name: Title: Date:

EXHIBIT H
FORM OF CERTIFICATION TO BE PROVIDED TO
MANAGER BY THE TRUSTEE
Sequoia Mortgage Trust 200_-___(the “Trust”)
Mortgage Pass-Through Certificates
I,                                         , a                      of [                                        ], as Trustee of the Trust, hereby certify to Sequoia Residential Funding, Inc. (the “Depositor”) and its officers, directions and affiliates, and with the knowledge and intent that they will rely upon this certification, that:
1. I have reviewed the monthly distribution reports that will be covered by the Depositor’s Form 10-K for the Trust’s fiscal year ending on [     ]
2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report.
3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Indenture, dated as of [                    ], 200_, among the Trust, and [                    ], as Trustee is included in these reports.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

[                                                            ],
as Trustee

Dated:	By:
Name:
Title:

EXHIBIT I
ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by 1121 which is NOT included on the Monthly Statement	[ ]

Item 2: Legal Proceedings per Item 1117 of Reg AB	[ ]

Item 3: Sale of Securities and Use of Proceeds	[ ]

Item 4: Defaults Upon Senior Securities	[ ]

Item 5: Submission of Matters to a Vote of Security Holders	[ ]

Item 6: Significant Obligors of Pool Assets	[ ]

Item 7: Significant Enhancement Provider Information	[ ]

Item 8: Other Information	[ ]

Item 9: Exhibits	[ ]
[ ]

EXHIBIT J
ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	[ ]

Item 9B: Other Information	[ ]

Item 15: Exhibits, Financial Statement Schedules	[ ]

Additional Item:
Disclosure per Item 1117 of Reg AB	[ ]

Additional Item:
Disclosure per Item 1119 of Reg AB	[ ]

Additional Item:
Disclosure per Item 1112(b) of Reg AB	[ ]

Additional Item:
Disclosure per Items 1114(b) and 1115(b) of Reg AB	[ ]

EXHIBIT K
FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	[ ]

Item 1.02- Termination of a Material Definitive Agreement	[ ]

Item 1.03- Bankruptcy or Receivership	[ ]

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	[ ]

Item 3.03- Material Modification to Rights of Security Holders	[ ]

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	[ ]

Item 6.01- ABS Informational and Computational Material	[ ]

Item 6.02- Change of Servicer or Trust Administrator	[ ]

Item 6.03- Change in Credit Enhancement or External Support	[ ]

Item 6.04- Failure to Make a Required Distribution	[ ]

Item 6.05- Securities Act Updating Disclosure	[ ]

Item 7.01- Reg FD Disclosure	[ ]

Item 8.01	[ ]

Item 9.01	[ ]

[ ]